Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Third Quarter 2020 Financial Results

New York, NY – October 30, 2020 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the third quarter ended September 30, 2020.

Financial Highlights
•Net income attributable to W. P. Carey of $149.4 million, or $0.85 per diluted share, including Real Estate segment net income attributable to W. P. Carey of $147.0 million, or $0.84 per diluted share
•AFFO of $202.0 million, or $1.15 per diluted share, including Real Estate segment AFFO of $196.8 million, or $1.12 per diluted share
•2020 AFFO guidance reinstated with a range of $4.65 to $4.75 per diluted share, including Real Estate AFFO of between $4.51 and $4.61 per diluted share and assuming full year investment volume totaling between $750 million and $1 billion
•Quarterly cash dividend raised to $1.044 per share, equivalent to an annualized dividend rate of $4.176 per share

Real Estate Portfolio
•Overall collection rate of 98% for 2020 third quarter rent due and 99% for October rent due
•Investment volume of $566.9 million year to date, including $515.9 million during the first nine months and $51.0 million subsequent to quarter end
•Gross disposition proceeds of $63.3 million during the third quarter, bringing total dispositions for the first nine months to $179.7 million
•Portfolio occupancy of 98.9%
•Weighted-average lease term of 10.6 years
W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 1

Balance Sheet and Capitalization
•During the 2020 third quarter, the Company settled a portion of the equity forward sales agreements entered into in the second quarter, issuing 1,488,291 shares of common stock for net proceeds of $100 million
•Subsequent to quarter end, the Company issued $500 million of 2.400% Senior Unsecured Notes due 2031

MANAGEMENT COMMENTARY

“Our third quarter results reflect the consistently high rent collections our portfolio has generated since the start of the pandemic, including a 98% collection rate for the period. I’m also pleased to say that after a pause in deal flow due to the pandemic we’ve resumed external investment activity and, given increased visibility into our pipeline, reinstated AFFO guidance” said Jason Fox, Chief Executive Officer of W. P. Carey. “The strength of our collections and balance sheet ensure we’re well positioned amid renewed uncertainty over the course of the pandemic. And with a robust pipeline, ample liquidity and having locked in a cost of capital that supports accretive investments, we’re equally well positioned to execute on the growing number of transaction opportunities before us.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2020 third quarter totaled $302.4 million, down 4.9% from $318.0 million for the 2019 third quarter.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2020 third quarter were $297.4 million, down 1.8% from $302.8 million for the 2019 third quarter. For the 2019 third quarter, lease termination and other income included $8.3 million of proceeds from a bankruptcy claim. Lease revenues increased, primarily through the combined impact of net acquisitions, the strengthening of foreign currencies in relation to the U.S. dollar between the periods and rent escalations, partly offset by the impact of the COVID-19 pandemic on rent collections during the 2020 third quarter. In addition, operating revenues for the 2019 third quarter reflected the operations of a hotel operating property that was disposed in the 2020 first quarter.

•Investment Management: Investment Management revenues, including reimbursable costs, for the 2020 third quarter were $5.0 million, down 67.3% from $15.3 million for the 2019 third quarter, due primarily to lower asset management revenues and reimbursable costs resulting from the management internalization by Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2).

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2020 third quarter was $149.4 million, up 261.7% from $41.3 million for the 2019 third quarter. Net income from Real Estate attributable to W. P. Carey was $147.0 million, which increased due primarily to a mark-to-market gain of $48.8 million for the Company’s investment in shares of a cold storage operator, impairment charges totaling $25.8 million recognized during the prior year period, a higher aggregate gain on sale of real estate and the impact of net acquisitions. Net income from Investment Management attributable to W. P. Carey was $2.4 million, which decreased due primarily to the cessation of Investment Management revenues and distributions previously earned from CWI 1 and CWI 2.

W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 2

Adjusted Funds from Operations (AFFO)

•AFFO for the 2020 third quarter was $1.15 per diluted share, down 11.5% from $1.30 per diluted share for the 2019 third quarter. AFFO from the Company’s Real Estate segment (Real Estate AFFO) was $1.12 per diluted share, which decreased due primarily to higher lease termination and other income during the 2019 third quarter and, to a lesser extent, the impact of COVID-19 on rent collections during the 2020 third quarter, partly offset by the accretive impact of net investment activity and rent escalations. AFFO from the Company’s Investment Management segment was $0.03 per diluted share, which declined, reflecting the Company’s continued move out of Investment Management through the management internalization by CWI 1 and CWI 2, resulting in lower asset management fees and distributions from the Company’s special general partner interests. Segment AFFO also reflects the full allocation of general and administrative expenses to the Company’s Real Estate segment.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•As previously announced, on September 17, 2020 the Company’s Board of Directors declared a quarterly cash dividend of $1.044 per share, equivalent to an annualized dividend rate of $4.176 per share. The dividend was paid on October 15, 2020 to stockholders of record as of September 30, 2020.

AFFO GUIDANCE

•The Company has reinstated its guidance for the 2020 full year, and expects to report total AFFO of between $4.65 and $4.75 per diluted share, including Real Estate AFFO of between $4.51 and $4.61 per diluted share, based on the following key assumptions:

(i) investments for the Company's Real Estate portfolio of between $750 million and $1 billion;

(ii) dispositions from the Company's Real Estate portfolio of between $300 million and $350 million; and

(iii) total general and administrative expenses of between $76 million and $79 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO (and Real Estate AFFO) and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets and depreciation and amortization from new acquisitions.

BALANCE SHEET AND CAPITALIZATION

Liquidity

•As of September 30, 2020, the Company had approximately $1.9 billion of total liquidity, including $1.6 billion of capacity available on the Company’s Senior Unsecured Credit Facility, available net proceeds under the forward sale agreements of $166 million and cash and cash equivalents of $152 million.

Forward Equity Offering

•During the 2020 third quarter, the Company settled a portion of its forward sale agreements, issuing 1,488,291 shares for net proceeds of $100 million. As of September 30, 2020, the Company had the ability to settle the remaining 2,510,709 shares under the forward sale agreements by December 17, 2021, for anticipated net proceeds of approximately $166 million.

W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 3

Bond Issuance – Subsequent to Quarter End

•As previously announced, on October 14, 2020, the Company completed an underwritten public offering of $500 million aggregate principal amount of 2.400% Senior Notes due February 1, 2031. The Company intends to use the net proceeds from the offering to repay certain indebtedness, including amounts outstanding under the Company’s unsecured revolving credit facility (which was used in part to repay secured mortgage debt outstanding), to fund potential future acquisitions and for general corporate purposes.

REAL ESTATE

COVID-19 Update on Rent Collections

•The Company received 98% of contractual base rent that was due in the 2020 third quarter and 99% of contractual base rent that was due in October.

•2020 third quarter collection rates by property type were:

Industrial	99%
Warehouse	94%
Office	100%
Retail	100%
Fitness, theater and restaurant	65%
Self Storage (net lease)	100%
Other	98%

•2020 third quarter collection rates by geography were:

U.S.	97%
Europe	99%
Other	100%

Investments

•During the 2020 third quarter, the Company completed investments totaling $112.0 million, consisting of two acquisitions for $84.0 million in aggregate and one capital investment project at a cost of $28.0 million, bringing total investment volume for the nine months ended September 30, 2020 to $515.9 million.

•Subsequent to quarter end, the Company completed one additional investment for $51.0 million, bringing total investment volume year to date to $566.9 million.

•As of September 30, 2020, the Company had six capital investment projects outstanding for an expected total investment of approximately $172.0 million, of which one project totaling $3.0 million is currently expected to be completed during the 2020 fourth quarter.

Dispositions

•During the 2020 third quarter, the Company disposed of four properties for gross proceeds of $63.3 million, bringing total disposition proceeds for the nine months ended September 30, 2020 to $179.7 million.

W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 4

Composition

•As of September 30, 2020, the Company’s net lease portfolio consisted of 1,215 properties, comprising 142 million square feet leased to 351 tenants, with a weighted-average lease term of 10.6 years and an occupancy rate of 98.9%. In addition, the Company owned 19 self-storage operating properties and one hotel operating property, totaling approximately 1.4 million square feet.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2020 third quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on October 30, 2020, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, October 30, 2020 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (U.S.) or +1-201-689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $18 billion and a diversified portfolio of operationally-critical commercial real estate that includes 1,215 net lease properties covering approximately 142 million square feet as of September 30, 2020. For nearly five decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

* * * * *

W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 5

Cautionary Statement Concerning Forward-Looking Statements and COVID-19 Update on Rent Collections

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Fox regarding our outlook and transaction opportunities. These statements are based on the current expectations of our management and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to the effects of pandemics and global outbreaks of contagious diseases or the fear of such outbreaks (such as the current COVID-19 pandemic) and those additional risk factors discussed in reports that we have filed with the SEC could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part II, Item 1A. Risk Factors in W. P. Carey’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2019. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

In addition, given the significant uncertainty regarding the duration and severity of the impact of the COVID-19 pandemic, the Company is unable to predict its tenants’ continued ability to pay rent. Therefore, information provided regarding historical rent collections should not serve as an indication of expected future rent collections. Additional details regarding the Company’s update relating to COVID-19 can be found in a presentation furnished as Exhibit 99.3 of the Current Report on Form 8-K filed on October 30, 2020.

* * * * *
W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
Assets
Investments in real estate:
Land, buildings and improvements (a)	$10,560,534	$9,856,191
Net investments in direct financing leases	715,541	896,549
In-place lease intangible assets and other	2,243,117	2,186,851
Above-market rent intangible assets	900,503	909,139
Investments in real estate	14,419,695	13,848,730
Accumulated depreciation and amortization (b)	(2,382,971)	(2,035,995)
Assets held for sale, net (c)	10,626	104,010
Net investments in real estate	12,047,350	11,916,745
Equity investments in the Managed Programs and real estate (d)	288,444	324,004
Cash and cash equivalents	152,215	196,028
Due from affiliates	4,347	57,816
Other assets, net	793,079	631,637
Goodwill	904,075	934,688
Total assets	$14,189,510	$14,060,918

Liabilities and Equity
Debt:
Senior unsecured notes, net	$4,513,243	$4,390,189
Unsecured term loans, net	304,221	—
Unsecured revolving credit facility	182,799	201,267
Non-recourse mortgages, net	1,234,197	1,462,487
Debt, net	6,234,460	6,053,943
Accounts payable, accrued expenses and other liabilities	549,899	487,405
Below-market rent and other intangible liabilities, net	192,445	210,742
Deferred income taxes	137,460	179,309
Dividends payable	185,877	181,346
Total liabilities	7,300,141	7,112,745

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 175,396,158 and 172,278,242 shares, respectively, issued and outstanding	175	172
Additional paid-in capital	8,919,520	8,717,535
Distributions in excess of accumulated earnings	(1,800,875)	(1,557,374)
Deferred compensation obligation	42,014	37,263
Accumulated other comprehensive loss	(273,124)	(255,667)
Total stockholders’ equity	6,887,710	6,941,929
Noncontrolling interests	1,659	6,244
Total equity	6,889,369	6,948,173
Total liabilities and equity	$14,189,510	$14,060,918
________
(a)Includes $83.5 million and $83.1 million of amounts attributable to operating properties as of September 30, 2020 and December 31, 2019, respectively.
(b)Includes $1.2 billion and $1.0 billion of accumulated depreciation on buildings and improvements as of September 30, 2020 and December 31, 2019, respectively, and $1.2 billion and $1.1 billion of accumulated amortization on lease intangibles as of September 30, 2020 and December 31, 2019, respectively.
(c)At September 30, 2020, we had two properties classified as Assets held for sale, net, one of which was sold in October 2020. At December 31, 2019, we had one hotel operating property classified as Assets held for sale, net, which was sold in January 2020.
(d)Our equity investments in real estate totaled $236.9 million and $194.4 million as of September 30, 2020 and December 31, 2019, respectively. Our equity investments in the Managed Programs totaled $51.6 million and $129.6 million as of September 30, 2020 and December 31, 2019, respectively.

W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Revenues
Real Estate:
Lease revenues	$293,856	$280,303	$278,839
Operating property revenues	1,974	1,427	9,538
Lease termination income and other	1,565	1,917	14,377
	297,395	283,647	302,754
Investment Management:
Asset management revenue	3,748	4,472	9,878
Reimbursable costs from affiliates	1,276	2,411	4,786
Structuring and other advisory revenue	—	—	587
	5,024	6,883	15,251
	302,419	290,530	318,005
Operating Expenses
Depreciation and amortization	108,351	107,477	109,517
General and administrative	19,399	17,472	17,210
Reimbursable tenant costs	15,728	13,796	15,611
Property expenses, excluding reimbursable tenant costs	11,923	11,651	10,377
Stock-based compensation expense	4,564	2,918	4,747
Operating property expenses	1,594	1,388	8,547
Reimbursable costs from affiliates	1,276	2,411	4,786
Merger and other expenses	(596)	1,074	70
Subadvisor fees	—	192	1,763
Impairment charges	—	—	25,781
	162,239	158,379	198,409
Other Income and Expenses
Interest expense	(52,537)	(52,182)	(58,626)
Other gains and (losses) (a)	45,113	8,847	(12,402)
Gain on sale of real estate, net	20,933	—	71
Equity in earnings of equity method investments in the Managed Programs and real estate (b)	1,720	33,983	5,769
Loss on change in control of interests (c)	—	—	(8,416)
	15,229	(9,352)	(73,604)
Income before income taxes	155,409	122,799	45,992
Provision for income taxes	(5,975)	(7,595)	(4,157)
Net Income	149,434	115,204	41,835
Net income attributable to noncontrolling interests (b)	(37)	(9,904)	(496)
Net Income Attributable to W. P. Carey	$149,397	$105,300	$41,339

Basic Earnings Per Share	$0.85	$0.61	$0.24
Diluted Earnings Per Share	$0.85	$0.61	$0.24
Weighted-Average Shares Outstanding
Basic	174,974,185	173,401,749	172,235,066
Diluted	175,261,812	173,472,755	172,486,506

Dividends Declared Per Share	$1.044	$1.042	$1.036
W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 8

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2020	2019
Revenues
Real Estate:
Lease revenues	$856,269	$811,580
Lease termination income and other	9,991	23,951
Operating property revenues	9,368	40,970
	875,628	876,501
Investment Management:
Asset management revenue	18,109	29,400
Reimbursable costs from affiliates	7,717	12,475
Structuring and other advisory revenue	494	3,163
	26,320	45,038
	901,948	921,539
Operating Expenses
Depreciation and amortization	332,022	335,528
General and administrative	57,616	58,224
Reimbursable tenant costs	42,699	42,699
Property expenses, excluding reimbursable tenant costs	33,649	30,204
Impairment charges	19,420	25,781
Stock-based compensation expense	10,143	13,848
Operating property expenses	8,205	30,015
Reimbursable costs from affiliates	7,717	12,475
Subadvisor fees	1,469	5,615
Merger and other expenses	665	912
	513,605	555,301
Other Income and Expenses
Interest expense	(157,259)	(179,658)
Other gains and (losses)	49,537	(12,118)
Gain on sale of real estate, net	32,684	642
Equity in (losses) earnings of equity method investments in the Managed Programs and real estate (b) (d)	(10,087)	15,211
Loss on change in control of interests (c)	—	(8,416)
	(85,125)	(184,339)
Income before income taxes	303,218	181,899
Benefit from (provision for) income taxes	28,122	(5,147)
Net Income	331,340	176,752
Net income attributable to noncontrolling interests (b)	(10,553)	(881)
Net Income Attributable to W. P. Carey	$320,787	$175,871

Basic Earnings Per Share	$1.84	$1.03
Diluted Earnings Per Share	$1.84	$1.03
Weighted-Average Shares Outstanding
Basic	173,879,068	170,276,085
Diluted	174,144,038	170,545,665

Dividends Declared Per Share	$3.126	$3.102
__________
(a)Amount for the three months ended September 30, 2020 is primarily comprised of a mark-to-market adjustment for our investment in shares of a cold storage operator of $48.8 million, non-cash allowance for credit losses on direct financing leases and other assets of $(8.4) million and net gains on foreign currency transactions of $5.2 million.
(b)Amounts for the three months ended June 30, 2020 and nine months ended September 30, 2020 include a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.
(c)Amounts for the three and nine months ended September 30, 2019 represent a loss recognized on the purchase of the remaining interest in an investment from CPA:17 – Global (CPA:17) in our merger with that former affiliate in October 2018 (the CPA:17 Merger), which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.
(d)Amount for the nine months ended September 30, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.
W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net income attributable to W. P. Carey	$149,397	$105,300	$41,339
Adjustments:
Depreciation and amortization of real property	107,170	106,264	108,279
Gain on sale of real estate, net	(20,933)	—	(71)
Impairment charges	—	—	25,781
Loss on change in control of interests (a)	—	—	8,416
Proportionate share of adjustments to equity in net income of partially owned entities (b) (c)	3,500	(19,117)	4,210
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(588)	(4)
Total adjustments	89,733	86,559	146,611
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	239,130	191,859	187,950
Adjustments:
Other (gains) and losses (f)	(44,648)	(4,259)	18,618
Straight-line and other rent adjustments (g)	(13,115)	(11,720)	(6,370)
Above- and below-market rent intangible lease amortization, net	12,472	12,956	14,969
Stock-based compensation	4,564	2,918	4,747
Amortization of deferred financing costs	2,932	2,993	2,991
Tax benefit – deferred and other (h)	(715)	(229)	(1,039)
Merger and other expenses	(596)	1,074	70
Other amortization and non-cash items	508	488	379
Proportionate share of adjustments to equity in net income of partially owned entities (c) (i)	1,429	1,251	1,920
Proportionate share of adjustments for noncontrolling interests (d)	(6)	579	(12)
Total adjustments	(37,175)	6,051	36,273
AFFO Attributable to W. P. Carey (e)	$201,955	$197,910	$224,223

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$239,130	$191,859	$187,950
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.36	$1.11	$1.09
AFFO attributable to W. P. Carey (e)	$201,955	$197,910	$224,223
AFFO attributable to W. P. Carey per diluted share (e)	$1.15	$1.14	$1.30
Diluted weighted-average shares outstanding	175,261,812	173,472,755	172,486,506

W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net income from Real Estate attributable to W. P. Carey	$146,983	$81,825	$33,556
Adjustments:
Depreciation and amortization of real property	107,170	106,264	108,279
Gain on sale of real estate, net	(20,933)	—	(71)
Impairment charges	—	—	25,781
Loss on change in control of interests (a)	—	—	8,416
Proportionate share of adjustments to equity in net income of partially owned entities (c)	3,500	3,352	4,210
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(588)	(4)
Total adjustments	89,733	109,028	146,611
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	236,716	190,853	180,167
Adjustments:
Other (gains) and losses (f)	(44,115)	(5,437)	18,956
Straight-line and other rent adjustments (g)	(13,115)	(11,720)	(6,370)
Above- and below-market rent intangible lease amortization, net	12,472	12,956	14,969
Stock-based compensation	4,564	2,918	3,435
Amortization of deferred financing costs	2,932	2,993	2,991
Tax benefit – deferred and other	(2,909)	(3,051)	(1,414)
Merger and other expenses	(1,016)	935	70
Other amortization and non-cash items	508	488	180
Proportionate share of adjustments to equity in net income (loss) of partially owned entities (c) (i)	739	166	(113)
Proportionate share of adjustments for noncontrolling interests (d)	(6)	579	(12)
Total adjustments	(39,946)	827	32,692
AFFO Attributable to W. P. Carey – Real Estate (e)	$196,770	$191,680	$212,859

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$236,716	$190,853	$180,167
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$1.35	$1.10	$1.04
AFFO attributable to W. P. Carey – Real Estate (e)	$196,770	$191,680	$212,859
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.12	$1.10	$1.23
Diluted weighted-average shares outstanding	175,261,812	173,472,755	172,486,506
W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 11

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2020	2019
Net income attributable to W. P. Carey	$320,787	$175,871
Adjustments:
Depreciation and amortization of real property	328,347	331,742
Gain on sale of real estate, net	(32,684)	(642)
Impairment charges	19,420	25,781
Loss on change in control of interests (a)	—	8,416
Proportionate share of adjustments to equity in net income of partially owned entities (b) (c) (j)	34,860	13,123
Proportionate share of adjustments for noncontrolling interests (d)	(14)	(65)
Total adjustments	349,929	378,355
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	670,716	554,226
Adjustments:
Tax benefit – deferred and other (h) (k) (l) (m)	(48,867)	(6,900)
Other (gains) and losses	(39,092)	29,272
Above- and below-market rent intangible lease amortization, net	37,208	47,346
Straight-line and other rent adjustments (g) (n)	(31,927)	(20,603)
Stock-based compensation	10,143	13,848
Amortization of deferred financing costs	9,014	8,489
Other amortization and non-cash items	1,404	2,652
Merger and other expenses	665	912
Proportionate share of adjustments to equity in net income of partially owned entities (c) (i)	6,575	5,257
Proportionate share of adjustments for noncontrolling interests (d)	566	(44)
Total adjustments	(54,311)	80,229
AFFO Attributable to W. P. Carey (e)	$616,405	$634,455

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$670,716	$554,226
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$3.85	$3.25
AFFO attributable to W. P. Carey (e)	$616,405	$634,455
AFFO attributable to W. P. Carey per diluted share (e)	$3.54	$3.72
Diluted weighted-average shares outstanding	174,144,038	170,545,665
W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 12

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2020	2019
Net income from Real Estate attributable to W. P. Carey	$329,722	$147,732
Adjustments:
Depreciation and amortization of real property	328,347	331,742
Gain on sale of real estate, net	(32,684)	(642)
Impairment charges	19,420	25,781
Loss on change in control of interests (a)	—	8,416
Proportionate share of adjustments to equity in net income of partially owned entities (c)	10,217	13,123
Proportionate share of adjustments for noncontrolling interests (d)	(14)	(65)
Total adjustments	325,286	378,355
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	655,008	526,087
Adjustments:
Tax benefit – deferred and other (k)	(43,916)	(1,777)
Other (gains) and losses	(38,579)	28,773
Above- and below-market rent intangible lease amortization, net	37,208	47,346
Straight-line and other rent adjustments (g) (n)	(31,927)	(20,603)
Stock-based compensation	9,452	9,717
Amortization of deferred financing costs	9,014	8,489
Other amortization and non-cash items	1,205	2,192
Merger and other expenses	(213)	912
Proportionate share of adjustments to equity in net income of partially owned entities (c) (i)	631	(87)
Proportionate share of adjustments for noncontrolling interests (d)	566	(44)
Total adjustments	(56,559)	74,918
AFFO Attributable to W. P. Carey – Real Estate (e)	$598,449	$601,005

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$655,008	$526,087
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$3.76	$3.08
AFFO attributable to W. P. Carey – Real Estate (e)	$598,449	$601,005
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$3.44	$3.52
Diluted weighted-average shares outstanding	174,144,038	170,545,665
__________
(a)Amounts for the three and nine months ended September 30, 2019 represent a loss recognized on the purchase of the remaining interest in a real estate investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.
(b)Amounts for the three months ended June 30, 2020 and the nine months ended September 30, 2020 include a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.
(c)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(f)AFFO amount for the three months ended September 30, 2020 is primarily comprised of a mark-to-market adjustment for our investment in shares of a cold storage operator of $48.8 million, allowance for credit losses of $(8.4) million and net gains on foreign currency transactions of $5.2 million. Real Estate AFFO amount for the three months ended September 30, 2020 is primarily comprised of a mark-to-market adjustment for our investment in shares of a cold storage operator of $48.8 million, non-cash allowance for credit losses on direct financing leases and other assets of $(8.4) million and net gains on foreign currency transactions of $5.0 million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(g)Amounts for the three and nine months ended September 30, 2019 include straight-line rent adjustments of $4.3 million and $12.5 million, respectively, for a property that was sold in December 2019.
(h)Amounts for the three months ended June 30, 2020 and the nine months ended September 30, 2020 include one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CWI 1 and CWI 2 to us for asset management services performed, in connection with the CWI 1 and CWI 2 merger.
(i)Beginning with the first quarter of 2020, this adjustment includes distributions received from CWI 1 and CWI 2 for AFFO (through April 13, 2020, the closing date of the CWI 1 and CWI 2 merger) and from WLT for both AFFO and Real Estate AFFO (after April 13, 2020) in place of our pro rata share of net income from our ownership of shares of CWI 1, CWI 2, and WLT, as applicable. We did not receive any such distributions during the second or third quarter of 2020, due to the adverse effect of COVID-19.
(j)Amount for the nine months ended September 30, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.
W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 13

(k)Amount for the nine months ended September 30, 2020 include a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of a cold storage operator, which converted to a REIT during that period and is therefore no longer subject to federal income taxes.
(l)Amount for the nine months ended September 30, 2020 include a one-time tax benefit of $4.7 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.
(m)Amount for the nine months ended September 30, 2019 includes a current tax benefit, which is excluded from AFFO as it was incurred as a result of the CPA:17 Merger.

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on direct financing leases and other assets, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 9/30/2020 Earnings Release 8-K – 14